Exhibit 24.02

POWER OF ATTORNEY

The undersigned director of Xcel Energy Inc., a Minnesota corporation (the “Company”), does hereby make, constitute and appoint BEN FOWKE, ROBERT C. FRENZEL and SCOTT WILENSKY, and each or any one of them, the undersigned’s true and lawful attorneys-in-fact and agents, with full power of substitution, for the undersigned and in the undersigned’s name, place and stead and in any and all capacities, to sign and affix the undersigned’s name as such director and/or officer of said Company to (i) a Form 10-K, Annual Report, or other applicable form, pursuant to the Securities Exchange Act of 1934, as amended (the “1934 Act”), including any and all exhibits, schedules, supplements, certifications and supporting documents thereto, including, but not limited to, all amendments, supplements and corrections thereto, to be filed by the Company with the Securities and Exchange Commission (the “SEC”), as required in connection with its registration under the 1934 Act, as amended; and (ii) one or more Registration Statements, on Form S-3, Form S-8 or other applicable forms, and all amendments, including post-effective amendments, thereto, to be filed by the Company with the SEC in connection with the registration under the Securities Act of 1933, as amended, of debt, equity or other securities of the Company, and to file the same, with all exhibits thereto and other supporting documents, with the SEC.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 23rd day of August, 2017.

/s/ David Owens
David Owens
Director